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AMENDMENT NO. 5
TO
MASTER COLLABORATION AGREEMENT

THIS AMENDMENT NO. 5 TO MASTER COLLABORATION AGREEMENT (this “Amendment No. 5”) is made as of September 22, 2023 (the “Amendment No. 5 Effective Date”) by and between CENTURY THERAPEUTICS, INC. (f/k/a Century Therapeutics, LLC) having a principal place of business at 3675 Market St., Philadelphia, PA 19104 USA (“Century”) and FUJIFILM Cellular Dynamics, Inc., having a place of business at 525 Science Drive, Madison WI 53711, USA (“FCDI”). Century and FCDI are each referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, Century and FCDI are parties to a certain Master Collaboration Agreement having a Signing Date of October 21,2019, as amended by Amendment No. 1 having an Amendment No. 1 Signing Date of June 24, 2020, Amendment No. 2 having an Amendment No. 2 Signing Date of March 23, 2021, Amendment No. 3 having an Amendment No. 3 Signing Date of March 29, 2021, Amendment No. 4 having an Amendment No. 4 Signing Date of July 29,2022, and by a letter agreement dated as of March 7, 2022 (the or this “Agreement”);

WHEREAS, Century and FCDI entered into that certain agreement on September 22, 2023 under which FCDI grants a non-exclusive license to Century under certain patent rights and know-how related to human iPSC-derived T cells, NK cells, dendritic cells, macrophages and monocytes under the terms and conditions set forth therein and as may be amended (the “Non-Exclusive Differentiation License Agreement”);

WHEREAS, Century and FCDI desire to amend the Agreement as set forth herein; and

THEREFORE, the Parties agree as follows:

Article 1.	AMENDMENTS
1.1	Amendment of Article 1. Article 1 of the Agreement is hereby amended by inserting at the end of such article the following:

““Exclusive Differentiation License Agreement” means that certain License Agreement dated as of September 18, 2018 and pertaining to certain patent rights and know-how related to the manufacture of human iPSC (including TiPSC)-derived T cells, NK cells, dendritic cells, and macrophages by and between FCDI and Century Inc., as assigned to Century and as may be amended.”

1.2	Amendment of Section 1.11. Section 1.11 of the Agreement shall be amended and restated as follows:

““Differentiation License Agreement” means, collectively or individually as applicable to the context in which such term is used, the Exclusive Differentiation License Agreement and/or the Non-Exclusive Differentiation License Agreement.”

1.3	Amendment of Section 6.2(b). Section 6.2(b) of the Agreement shall be amended and restated as follows:

“(b)Notwithstanding anything to the contrary herein:

(i) except as expressly otherwise provided in Section 6.2(c) with respect to the Selected Cell Lines (as defined below in Section 6.2(c)), FCDI shall remain the sole and exclusive owner of all right, title and interest in and to any and all Deliverables that are Reprogrammed iPS Cells or pluripotent Reprogrammed iPS Cell Derivative Materials (including, for the avoidance of doubt, any pluripotent Century Engineered Cells) and Century’s rights with respect to any such Deliverables shall be limited to the use thereof in accordance with and subject to the Reprogramming License Agreement and the Differentiation License Agreement;

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(ii) FCDI shall remain the sole and exclusive owner of all right, title and interest in and to the Licensed Patent Rights and the Licensed Technology and its retained rights pursuant to the Differentiation License Agreement including those pertaining to or embodied or incorporated in any Deliverables as to which Century shall have solely the rights granted in the Reprogramming License Agreement and the Differentiation License Agreement;

(iii) FCDI shall remain the sole and exclusive owner of all right, title and interest in and to any and all products, materials, tools, Know-How, and intellectual property rights therein and Patent Rights and other similar rights (e.g., copyright registrations) with respect thereto, that are:

(A) made, conceived, reduced to practice or otherwise discovered firstly by its employees, consultants or other contractors, or agents outside of the course of the performance of the Services and without use of, reference to or incorporation of Century’s Confidential Information,

(B) improvements, variations, modifications or enhancements of anything described in this sentence that are first made, conceived, reduced to practice or otherwise discovered by, or on behalf of, FCDI after the Effective Date in the course of FCDI’s performance of the Services (other than as explicitly set forth in an SOW) and that do not use or incorporate any of Century’s Confidential Information and that are useful for, and to be practiced in, the development, manufacture or commercialization of iPSCs (including TiPSC) (derived by any reprogramming method) or any one or more iPSC derived cell(s) other than solely iPSC (including TiPSC)-derived T cells, NK cells, dendritic cells, or macrophages; or

(C) third party intellectual property rights in licensed or otherwise acquired by FCDI independent of this Agreement (“FCDI Technology”).

For the avoidance of doubt, FCDI shall remain the sole and exclusive owner of all right, title and interest in any and all products, materials, tools, Know-How, and any and all improvements, variations, modifications or enhancements of any of the foregoing, that are made, conceived, reduced to practice or otherwise discovered firstly by its employees, consultants or other contractors, or agents outside of the course of the performance of the Services (and accordingly are not funded in whole or in part by Century) and without use of, reference to or incorporation of Century’s Confidential Information, and any and all intellectual property rights therein and Patent Rights and other similar rights (e.g., copyright registrations) with respect thereto. FCDI hereby grants, in addition to the rights thereto granted under the Reprogramming License Agreement and/or Differentiation License Agreement (i.e., to the extent a license under the FCDI Technology to do (I) and (II) below is not already granted thereunder), to Century a nonexclusive, perpetual, irrevocable, fully paid-up. royalty-free, sublicensable (through multiple tiers), worldwide license under all FCDI Technology described in Section 6.2(b)(iii)(B) pertaining to or embodied within the Deliverables, (I) to fully exploit any product or service based on, embodying, incorporating, or derived from the Deliverables that are owned by Century, and (II) to exercise any and all other present or future rights in the Deliverables for any and all purposes (excluding, for the avoidance of doubt, any rights under the Licensed Patent Rights, the Licensed Know-How or FCDI Technology as to which Century shall have solely the rights granted under the Reprogramming License Agreement and/or Differentiation License Agreement or otherwise expressly granted herein) or to fully Exploit the Licensed Products and any product or service described in either of the immediately preceding clauses (I) and (II) of this sentence.”

Article 2.	MISCELLANEOUS
2.1	Notice. Pursuant to, and in accordance with Section 10.5 of the Agreement, as of the Amendment No. 5 Effective Date, each Party’s contact information is as follows:

If to CDI:

FUJIFILM Cellular Dynamics, Inc.
465 Science Drive

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Madison, WI 53711
Attention: Director, Intellectual Property
Email: fcdi-licensing@cellulardynamics.com

With a copy to:

FUJIFILM Cellular Dynamics, Inc.
465 Science Drive
Madison, WI 53711
Attention: General Counsel

and

Email: legaldepartment@fujifdm.com

If to Century:

Century Therapeutics, Inc.
25 N. 38th Street, 11th Floor
Philadelphia, PA 19104
Attention: General Counsel
Email: legal@centurytx.com

2.2	Capitalized Terms. Capitalized terms used, but not otherwise defined herein, shall have the meanings assigned to them in the Agreement.
2.3	No Other Amendments. Except as expressly set forth in this Amendment No. 5, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
2.4

Counterparts and Signatures. This Amendment No. 5 may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. Signatures to this Amendment No. 5 transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf’) form, or by any other electronic means intended to preserve the originals graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signatures, and shall be deemed original signatures by both Parties.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. 5 as of the Amendment No. 5 Effective Date.

FUJIFILM CELLULAR DYNAMICS, INC.	CENTURY THERAPEUTICS, INC.
By: /s/Tomoyuki Hasegawa Name: Tomoyuki Hasegawa Title: President and Chief Executive Officer	By: /s/Greg Russotti Name: Greg Russotti, Ph.D. Title: Interim Chief Executive Officer

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